DREYFUS NEW YORK TAX EXEMPT MONEY MARKET FUND

                              ARTICLES OF AMENDMENT


      Dreyfus New York Tax Exempt Money Market Fund (the "Trust"), a business trust formed by an Agreement and Declaration of Trust dated Feburary 16, 1987, as amended, pursuant to the laws of the Commonwealth of Massachusetts, hereby certifies to the Secretary of State of the Commonwealth of Massachusetts that:

      FIRST: The Agreement and Declaration of Trust of the Trust is hereby amended by striking out Article I, Section 1 and inserting in lieu thereof the following:

            "Section 1. Name.  This Trust  shall be known as  'Dreyfus  New York
             ---------  ----
            AMT-Free Municipal Money Market Fund.'"

      SECOND: The amendment to the Agreement and Declaration of Trust herein made was duly approved by Unanimous Written Consent of the Trustees of the Trust, dated as of January 1, 2008, pursuant to Article IX, Section 9 of the Agreement and Declaration of Trust.

      IN WITNESS WHEREOF, Dreyfus New York Tax Exempt Money Market Fund has caused these Articles to be signed in its name and on its behalf by the undersigned Trustees.

                                    DREYFUS NEW YORK TAX EXEMPT
                                          MONEY MARKET FUND



                             /s/ Joseph S. DiMartino
                                    Joseph S. DiMartino, Trustee


                               /s/ David W. Burke
                             David W. Burke, Trustee


                                    /s/William Hodding Carter III
                                    William Hodding Carter III, Trustee


                               /s/Gordon J. Davis
                            Gordon J. Davis, Trustee


                                    /s/Joni Evans
                               Joni Evans, Trustee


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                                /s/ Ehud Houminer
                             Ehud Houminer, Trustee


                              /s/ Richard C. Leone
                            Richard C. Leone, Trustee


                               /s/ Hans C. Mautner
                            Hans C. Mautner, Trustee


                               /s/ Robin A. Melvin
                            Robin A. Melvin, Trustee


                              /s/ Burton N. Wallack
                                    Burton N. Wallack, Trustee


                               /s/John E. Zuccotti
                            John E. Zuccotti, Trustee